Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

State or Country
Name of Subsidiary	of Incorporation
ACT Grundstücksverwaltungs GmbH & Co. KG	Germany
ACT Grundstücksverwaltungs Management GmbH & Co. KG	Germany
ADCIR (CO) QRS 16-60, Inc.	Delaware
Alum (Canada) QRS 16-103, Inc.	Delaware
Alum Landlord (DE) QRS 16-105, Inc.	Delaware
ALUSA (TX) DE Limited Partnership	Delaware
ALUSA-GP (TX) QRS 16-72, Inc.	Delaware
ALUSA-LP (TX) QRS 16-73, Inc.	Delaware
ANT (MN-OH) QRS 16-99, Inc.	Delaware
ANT LM LLC	Delaware
Autopress (GER) LLC	Delaware
BBA Invest SCI	France
BBA-2 EURL	France
BBA-I SARL	France
BDF (CT) QRS 16-82, Inc.	Delaware
BeW Kfz-Service GmbH & Co. KG	Germany
BeW Kfz-Service Verwaltungs-GmbH	Germany
Blocks (Ger) Qrs 16-89, Inc.	Delaware
BOBS (CT) QRS 16-25, Inc.	Delaware
Borneo Agencies Ltd.	Thailand
Bplast 16 Manager (DE) QRS 16-129, Inc.	Delaware
Bplast 16 Member (DE) QRS 16-128, Inc.	Delaware
Bplast Landlord (DE) LLC	Delaware
Brelade Holdings Ltd.	Cyprus
Brilliant 437 GMBH	Germany
Carey 16 Lending Corp.	Delaware
Carey Watermark 1 LLC	Delaware
Casting Germany (DE) QRS 16-109, Inc.	Delaware
Casting Member Germany (DE) QRS 16-108, Inc.	Delaware
Chassis (GER) QRS 16-118, Inc.	Delaware
CHS WKS (DE) QRS 16-81, Inc.	Delaware
Clean (KY) LLC	Delaware
Clean (KY) QRS 16-22, Inc.	Delaware
Coco (WY) QRS 16-51, Inc.	Delaware
Coco-Dorm	Pennyslvania
Coco-Dorm (PA) QRS 16-52, Inc.	Delaware
Coco-Dorm (PA) Trust	Maryland
Coco-Dorm (PA), LP	Delaware
Consys (SC) QRS 16-66, Inc.	Delaware
Container Finance (Finland) QRS 16-62, Inc.	Delaware
CP GAL (IN) QRS 16-61, Inc.	Delaware
CP GAL Plainfield, LLC	Delaware
CRI (AZ-CO) QRS 16-4, Inc.	Delaware
DES-Tech (TN) Limited Partnership	Delaware
DES-Tech GP (TN) QRS 16-49, Inc.	Delaware
DES-Tech LP (TN) QRS 16-50, Inc.	Delaware
Dfence (Belgium) 15-16 Sprl	Belgium
Dfence (Belgium) 16 Sprl	Belgium
Dfend 16 LLC	Delaware
DIY (Poland) Sp. Zoo	Poland
Doublememphis (TN) QRS 16-122, Inc.	Delaware
Doublememphis (TN) TRS 16-121, Inc.	Delaware
ELL (GER) QRS 16-37, Inc.	Delaware
Erwin Specht GmbH & Co. KG	Germany
Erwin Specht Verwactungs GmbH	Germany
Finistar (CA-TX) Limited Partnership	Delaware
Finistar GP (CA-TX) QRS 16-21, Inc.	Delaware
Finistar LP (DE) QRS 16-29, Inc.	Delaware
Finit (FI) LLC	Delaware
Foss (NH) QRS 16-3, Inc.	Delaware
Gate (Mo) Qrs 16-95, Inc.	Delaware
GB-ACT (GER) Limited Partnership	Delaware
Greens (Finland) QRS 16-14, Inc.	Delaware
Greens Shareholder (Finland) QRS 16-16, Inc.	Delaware
GS Landlord (MI) LLC	Delaware
GS Managing Member (MI) Qrs 16-88, Inc.	Delaware
H2 Investor (GER) QRS 16-100, Inc.	Delaware
H2 Lender (GER) QRS 16-101, Inc.	Delaware
Hasset (GER) QRS 16-102, Inc.	Delaware
Hellweg GmbH & Co. Vermögensverwaltungs KG	Germany
Hinck (DE) QRS 16-36, Inc.	Delaware
Hinck 16 LP (DE) QRS 16-47, Inc.	Delaware
Hinck Landlord (DE) Limited Partnership	Delaware
HLWG Two (GER) LLC	Delaware
HLWG Two Lender SARL	Luxembourg
HLWG Two TRS SARL	Luxembourg
HM Benefits (MI) QRS 16-18, Inc.	Delaware
Hoe Management GmbH	Germany
Holo (SC) Qrs 16-91, Inc.	Delaware
Hotel (Mn) Qrs 16-84, Inc.	Delaware
Hotel Operator (Mn) Trs 16-87, Inc.	Delaware
Hunt-Two (TX) Qrs 16-83, Inc.	Delaware
Huntwood (TX) Limited Partnership	Delaware
Huntwood (TX) QRS 16-8, Inc.	Delaware
Huntwood-Two (TX) Limited Partnership	Delaware
Image (NY) QRS 16-67, Inc.	Delaware
Kiinteisto Oy Tietoie 6	Finland
Kiinteisto Oy Tietokilo 1-2	Finland
CPA®:16 – Global 2007 10-K — 78

SUBSIDIARIES OF REGISTRANT (Continued)

State or Country
Name of Subsidiary	of Incorporation
KPH (UK) QRS 16-42, Inc.	Delaware
KRO (IL) QRS 16-123, Inc.	Delaware
KSM Cresskill (NJ) QRS 16-80, Inc.	Delaware
KSM Livingston (NJ) QRS 16-76, INC.	Delaware
KSM Maplewood (NJ) QRS 16-77, INC.	Delaware
KSM Montclair (NJ) QRS 16-78, INC.	Delaware
KSM Morristown (NJ) QRS 16-79, INC.	Delaware
KSM Summit (NJ) QRS 16-75, Inc.	Delaware
Labels Ben (CAN) LP	Delaware
Labels LP Ben (DE) QRS 16-33, Inc.	Delaware
Labels-Ben (DE) QRS 16-28, Inc.	Delaware
Lead (UK) QRS 16-55, Inc.	Delaware
Lei (GER) QRS 16-134, Inc.	Delaware
Library (UT) QRS 16-5, Inc.	Delaware
Linden (GER) LLC	Delaware
Longboom (Finland) QRS 16-131, Inc.	Delaware
Longboom Finance (Finland) QRS 16-130, Inc.	Delaware
Longboom Landlord (Finland) LLC	Delaware
Lpd (CT) QRS 16-132, Inc.	Delaware
Lport (WA-TX) Qrs 16-92, Inc.	Delaware
Mag-Info (SC) QRS 16-74, Inc.	Delaware
MAGS (UK) QRS 16-2, INC.	Delaware
Mala-IDS (DE) QRS 16-71, Inc.	Delaware
Marc (PL) QRS 16-38, Inc.	Delaware
MCM (TN) LLC	Delaware
MCM Manager (TN) QRS 16-115, Inc.	Delaware
MCM Member (TN) QRS 16-116, Inc.	Delaware
Met Wst (UT) Qrs 16-97, Inc.	Delaware
Metals (NC) Limited Partnership	Delaware
Metals GP (NC) QRS 16-24, Inc.	Delaware
Metals LP (DE) QRS 16-31, Inc.	Delaware
MK (Mexico) QRS 16-48, Inc.	Delaware
MK (NY) Trust	Maryland
MK GP BEN (DE) QRS 16-45, Inc.	Delaware
MK Landlord (DE) Limited Partnership	Delaware
MK LP Ben (DE) QRS 16-46, Inc.	Delaware
MK-Ben (DE) Limited Partnership	Delaware
MK-GP (DE) QRS 16-43, Inc.	Delaware
MK-LP (DE) QRS 16-44, Inc.	Delaware
MK-Nom (ONT) Inc.	Canada
MountCM (CO) QRS 16-111, Inc.	Delaware
MPH (UK) QRS 16-41, Inc.	Delaware
Nord (GA) QRS 16-98, Inc.	Delaware
Nord B Note (DE) QRS 16-126, Inc.	Delaware
Pacpress (IL-MI) QRS 16-114, Inc.	Delaware
Paper SCI	France
Pen (UK) QRS 16-54, Inc.	Delaware
Pf (GER) Qrs 16-96, Inc.	Delaware
PG (Multi-16) L.P.	Delaware
PG (Multi-16) QRS 16-7, Inc.	Delaware
PG (Multi-16) Trust	Maryland
PG Calgary (DE) Trust	New York
PG-Ben (CAN) QRS 16-9, Inc.	Delaware
PG-Nom Alberta, Inc.	Canada
PG-Trustee (CAN) QRS 16-10, Inc.	Delaware
Pipes (UK) QRS 16-59, Inc.	Delaware
Plants (Sweden) QRS 16-13, Inc.	Delaware
Plants Shareholder (Sweden) QRS 16-15, Inc.	Delaware
Plastic II (IL) LLC	Delaware
Plastic II (IL) QRS 16-27, Inc.	Delaware
Pohj Landlord (Finland) LLC	Delaware
Pohj Managing Member (Finland) QRS 16-20, Inc.	Delaware
Pol (Pl) Qrs 16-39, Inc.	Delaware
Pol-Beaver LLC	Delaware
Polo (GER) QRS 16-133, Inc.	Delaware
Poly (Multi) Limited Partnership	Delaware
Poly GP (Multi) QRS 16-35, Inc.	Delaware
Poly LP (MD) Trust	Maryland
Ports (Finland) LLC	Delaware
Ports (Finland) QRS 16-63, Inc.	Delaware
Primo (Ms) Qrs 16-94, Inc.	Delaware
Prints (UK) QRS 16-1, Inc.	Delaware
Provo (Ut) Qrs 16-85, Inc.	Delaware
QRS 16-Global Paying Agent, Inc.	Delaware
Reyhold (DE) QRS 16-32, Inc.	Delaware
Rubbertex (TX) QRS 16-68, Inc.	Delaware
Sealtex (DE) QRS 16-69, Inc.	Delaware
Semer Unternehmensverwaltung GmbH & Co. KG	Germany
SFCO (GA) QRS 16-127, Inc.	Delaware
Shep (KS-OK) QRS 16-113, Inc.	Delaware
Sho Landlord (FL) QRS 16-104, Inc.	Delaware
Shovel Management GmbH	Germany
Steels (UK) QRS 16-58, Inc.	Delaware
Stor-Move UH 16 Business Trust	Massachusetts
Synth (DE) QRS 16-119, Inc.	Delaware
TCEP II/CPA Partnership	Delaware
Teeth Finance (Finland) QRS 16-106, Inc.	Delaware
Teeth Landlord (Finland) LLC	Delaware
Teeth Member (Finland) QRS 16-107, Inc.	Delaware
Telc (NJ) QRS 16-30, Inc.	Delaware
CPA®:16 – Global 2007 10-K — 79

SUBSIDIARIES OF REGISTRANT (Continued)

State or Country
Name of Subsidiary	of Incorporation
Tfarma (CO) QRS 16-93, Inc.	Delaware
Thal Dfence Aubagne SCI	France
Thal Dfence Conflans SCI	France
Thal Dfence Guyancourt SCI	France
Thal Dfence Laval SCI	France
Thal Dfence Ymare SCI	France
Thids (DE) QRS 16-17, Inc.	Delaware
Thids 16 Company Limited	Thailand
Tissue SARL	France
Tito (FI) QRS 16-6, Inc.	Delaware
Trucks (France) SARL	France
Tr-Vss (MI) QRS 16-90. Inc.	Delaware
UH Storage (DE) Limited Partnership	Delaware
URubber (TX) Limited Partnership	Delaware
UTI-SAC (CA) QRS 16-34, Inc.	Delaware
Valves Germany (DE) QRS 16-64, Inc.	Delaware
Valves Member Germany (DE) QRS 16-65, Inc.	Delaware
VDC (TX) QRS 16-110, Inc.	Delaware
WDR (UT) QRS 16-125, Inc.	Delaware
Wegell GmbH & Co. KG	Germany
Wegell Verwaltungs GmbH	Germany
Woodfoam (GA-WI) QRS 16-112, Inc.	Delaware
Work (GER) QRS 16-117, Inc.	Delaware
XPD (NJ) LLC	Delaware
XPD Member (NJ) QRS 16-12, Inc.	Delaware
Zylinderblock (Ger) LLC	Delaware
CPA®:16 – Global 2007 10-K — 80